UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2019

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-03492 (Commission File Number)	No. 75-2677995 (IRS Employer Identification No.)
3000 North Sam Houston Parkway East, Houston, Texas 77032
(Address of Principal Executive Offices and zip code)

 Registrant’s Telephone Number, Including Area Code:  (281) 871-2699

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $2.50 per share	HAL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION TO BE INCLUDED IN REPORT

Item 5.07.          Submission of Matters to a Vote of Security Holders.

On May 15, 2019, Halliburton held its Annual Meeting of Shareholders.  Shareholders were asked to consider and act upon:

(1)	The election of Directors;
(2)	Ratification of the appointment of KPMG LLP as independent public accountants to examine the financial statements and books and records of Halliburton for the year 2019;
(3)	Advisory approval of executive compensation; and
(4)	A proposal to amend and restate the Halliburton Company Stock and Incentive Plan.

The voting results for each matter are set out below.

1.	Election of Directors:
	Name of Nominee	For	Against	Abstain	Broker Non-Votes
	A.F. Al Khayyal	633,067,267	6,129,628	952,663	106,022,225
	W.E. Albrecht	620,679,388	18,564,433	905,737	106,022,225
	M.K. Banks	635,259,612	4,013,703	876,243	106,022,225
	A.M. Bennett	624,830,906	14,409,836	908,816	106,022,225
	M. Carroll	606,356,665	32,868,219	924,674	106,022,225
	N.K. Dicciani	626,612,777	12,641,305	895,476	106,022,225
	M.S. Gerber	626,424,496	12,806,302	918,760	106,022,225
	P. Hemingway Hall	632,536,022	6,727,626	885,910	106,022,225
	R.A. Malone	617,678,368	21,555,798	915,392	106,022,225
	J.A. Miller	617,910,360	19,542,643	2,696,555	106,022,225

2.	Ratification of the selection of auditors:
	For	735,574,749
	Against	8,976,084
	Abstain	1,620,950
	Broker Non-Votes	0

3.	Advisory approval of executive compensation:
	For	399,826,265
	Against	238,059,585
	Abstain	2,263,708
	Broker Non-Votes	106,022,225

5.	Proposal to amend and restate the Halliburton Company Stock and Incentive Plan:
	For	574,691,682
	Against	63,835,030
	Abstain	1,622,846
	Broker Non-Votes	106,022,225

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: May 16, 2019	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Vice President, Public Law and Assistant Secretary

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